EXHIBIT 99.1

Peter Ruzicka

Riverstone Networks

Corporate Communications

(408) 878-6756

pruzicka@riverstonenet.com

Riverstone Networks, Inc. to Restate Financial Results

SANTA CLARA, Calif.—July 21, 2003—Riverstone Networks, Inc. (Nasdaq: RSTNE) announced today that it has identified certain accounting irregularities, and that, as a result, the company will restate its financial statements for the fiscal year ended March 2, 2002, and the first three quarters of fiscal year 2003.

The decision to restate its financial statements results from the company’s recent discovery of information calling into question the appropriateness and timing of revenues recognized from certain customers. In some cases, it appears sales to customers in which the company made investments were subject to rights of return and other contingencies that were not accounted for at the time the transactions were originally recorded.

A special committee of the board of directors is conducting a review of the company’s accounting practices, and the company is cooperating with an ongoing formal investigation by the Securities and Exchange Commission. The company is currently unable to quantify either the results of the review or the impact of any restatement. The company is attempting to conclude its review and issue any restatements promptly, but it presently cannot state with any certainty when this will occur.

Investors should not rely on the company’s historical financial statements and auditors’ reports thereon or its financial results announced for any period. The company has delayed the filing of its Form 10-K for the fiscal year ended March 1, 2003 and its Form 10-Q for the quarter ended May 31, 2003 while the review proceeds and cannot state with certainty when it will file those reports. Delay or failure in filing SEC reports could result in acceleration of the repayment of the company’s convertible notes under the terms of the related indenture.

“We are committed to resolving this matter as quickly as possible, while continuing our focus on remaining a leader in mission critical networks,” said Romulus Pereira, Riverstone Chairman and Acting CEO.

Nasdaq Update

On July 17, a hearing was held before the Nasdaq Listing Qualifications Panel to address noncompliance with timely periodic reporting requirements. At the hearing, the company also addressed public interest concerns regarding the continued listing of the company’s common stock on the Nasdaq National Market in accordance with Nasdaq Marketplace Rules 4300 and 4330(a)(3) raised by Nasdaq in a letter of July 11. These concerns included the need for public disclosure of the status of the accounting review and the SEC inquiry. The outcome of the hearing is pending the decision of the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing.

About Riverstone Networks

Riverstone Networks, Inc. (Nasdaq: RSTNE) provides carrier class switches and routers for mission critical networks. From the metropolitan edge to the campus network, Riverstone’s advanced technology delivers the control and reliability carriers, government organizations, educational institutions and large corporations require. Worldwide, operators of mission critical networks trust Riverstone. For more information, please visit www.riverstonenet.com.

Except for the historical information contained herein, the matters set forth in this press release, including the preliminary results of its accounting practices review, the scope and timing of any restatement, and the company’s ability to remain a leader in mission critical networks, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the changes in scope and nature of the

Securities and Exchange Commission’s inquiry and/or investigation, the results and effect of the accounting practices review and the company’s failure to file timely its Form 10-K and Form 10-Q, the ability of the company to file its Form 10-K and Form 10-Q, the possibility that The Nasdaq Stock Market will decline the company’s request for continued listing, whether the company’s outstanding convertible notes would be subject to accelerated repayment under the terms of the indenture governing the notes, the impact of the restatement on the periods described and subsequent periods, and the risks detailed from time to time in the company’s SEC reports, including its quarterly report on Form 10-Q for the period ended November 30, 2002. The company disclaims any intent or obligation to update or revise these forward looking statements.

Riverstone Networks is a registered trademark of Riverstone Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.